Exhibit 99.1

Cubist Names Dr. Patrick Vink Chief Operating Officer

Lexington, Mass., November 5, 2014 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced that Patrick Vink, M.D., M.B.A., currently Senior Vice President and General Manager of Cubist’s International Business, has been promoted to Executive Vice President and Chief Operating Officer, effective January 1, 2015.

In his new role, Dr. Vink will oversee all global commercial, manufacturing, technical operations, international business operations, and alliance management. Dr. Vink will report into Robert J. Perez, Cubist’s current President and COO who, as announced on October 20, will become the Company’s Chief Executive Officer effective January 1, 2015.

“Patrick is a distinguished and trusted biotechnology executive who has demonstrated his leadership and expertise in his work to build Cubist’s international operations,” said Perez. “I have tremendous confidence in Patrick’s ability to build on Cubist’s momentum and drive our continued global growth with industry-leading operational practices. His insights into international markets and close ties to our key customers in the U.S. and abroad, will be critical as we continue to enhance our leadership position and work towards achieving our Building Blocks of Growth while generating sustained shareholder value.”

“We have a strong, talented team in place, and I am excited by the opportunities ahead,” said Dr. Vink.  “As Cubist continues to focus on important upcoming milestones, including the U.S. Food and Drug Administration action date in December for our potential blockbuster ZERBAXA and 2015 product launches in international markets, I am confident in our ability to execute on our goals and expand our leadership in the research, development, and commercialization of potentially life-saving therapies for patients worldwide.”

Since joining Cubist in 2012, Dr. Vink led the building of the Company’s international team and business operations and oversaw the Company’s successful submissions of Marketing Authorization Applications to the European Medicines Agency for two investigational antibiotics. European Commission decision on both is expected in 2015.

Prior to joining Cubist, Dr. Vink served as Senior Vice President, Global Head of Hospital Business and Global Head of Biologics for Mylan Inc. In this role, Dr. Vink coordinated all hospital business of the company.  He joined Mylan in 2008, and established the company’s operations in Switzerland, which was the basis of a number of global functions. Dr. Vink was also responsible for the company’s biosimilars market entry.  Prior to Mylan, Dr. Vink held several leadership positions across the industry, including Head of Business Franchise Biopharmaceuticals for Novartis Sandoz; Director, Central Europe and VP International Sales for Biogen; and Head of Worldwide Marketing, Cardiovascular and Thrombosis for Sanofi-Synthelabo.

About Cubist

Cubist Pharmaceuticals, Inc. is a global biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical

65 Hayden Avenue, Lexington, MA 02421 P 781.860.8660 F 781.861.0566  www.cubist.com needs in the acute care environment. Cubist is headquartered in Lexington, Massachusetts, with an international headquarters located in Zurich, Switzerland. Additional information can be found at Cubist’s web site at www.cubist.com.  Also, connect with Cubist on Twitter @cubistbiopharma and @cubistcareers, LinkedIn, or YouTube.

Forward Looking Statements

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: the expected appointment of our new COO and our new CEO; ZERBAXA’s potential to achieve blockbuster status; the FDA’s targeted action date for ZERBAXA; the expected timing for decisions from the European Commission on our Marketing Authorization Applications for two of our investigational antibiotics; the expected timing for our product launches in international markets; our Building Blocks of Growth five-year goals through 2017; and our intent to continue growing Cubist, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others: the risk that the planned leadership transition does not occur in the manner or on the time frame that we currently expect; the risk that the FDA, European Commission and other regulatory authorities may not approve on a timely basis or at all our planned new products; risks related to our ability to achieve our financial and business objectives, including as a result of our ability to continue to grow revenues from the sale of our commercial products, generic and other competition, manufacturing issues, our ability to successfully develop, gain marketing approval for and launch our product candidates as currently planned, and our ability to discover, in-license or acquire new products and product candidates; our ability to successfully commercialize our products; competitive risks from current and future therapeutic alternatives to our products; our ability to obtain, maintain and enforce intellectual property for our products and product candidates; technical difficulties, excessive costs or other issues relating to the manufacture or supply of our products and product candidates, including our ability to work with our third party contract manufacturers that manufacture and supply our product and product candidates; and those additional factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

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Cubist Pharmaceuticals, Inc.

MEDIA:

Julie DiCarlo, (781) 860-8063

Senior Director, Corporate Communications

julie.dicarlo@cubist.com

INVESTORS:

Eileen C. McIntyre, (781) 860-8533

Vice President, Investor Relations

eileen.mcintyre@cubist.com